Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Media:	Investor Relations:
Pattie Overstreet-Miller	Karen King
847/851-7351	847/585-3899
www.careered.com	www.careered.com

Lynne Baker
847/851-7006
www.careered.com

CAREER EDUCATION CORPORATION ANNOUNCES FAVORABLE RULING IN
SECURITIES CLASS ACTION LITIGATION

HOFFMAN ESTATES, Ill., March 31, 2006 – Career Education Corporation (NASDAQ:  CECO) announced today that, for the second time, the United States District Court for the Northern District of Illinois has granted the company’s motion to dismiss a securities class action against the company and certain of its current officers, holding that the plaintiffs have once again failed to plead a federal securities law violation.

The Court had previously granted Career Education’s motion to dismiss the original amended complaint (Taubenfeld I) on February 11, 2005. In its dismissal of the second amended complaint, filed on behalf of a purported class of shareholders who purchased Career Education securities between January 28, 2003, and February 15, 2005, the Court held that plaintiffs had again failed to state a claim against Career Education. The Court granted the plaintiffs one last opportunity to file a third amended complaint no later than April 17, 2006.

“We are gratified that the Court has dismissed the lawsuit, which we have always believed to be without merit, and we will continue to vigorously defend our position,” said Janice Block, Senior

Vice President and General Counsel for Career Education Corporation.

John M. Larson, President and Chief Executive Officer of Career Education Corporation, said:  “We continue to focus on creating value for shareholders by delivering high-quality education to our students while adhering to the highest standards of integrity and business practices.”

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to more than 100,000 students across the world in a variety of career-oriented disciplines. The 80-plus campuses that serve these students are located throughout the U. S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one third of students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu schools of North America; the Harrington School of Design; the Brooks Institute of Photography; the Katharine Gibbs schools; American Intercontinental University; Colorado Technical Institute and Sanford Brown. The mission of CEC, through its schools, its educators, and its employees is education—their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information see www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its 80-plus colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.

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